Exhibit 99.1

     Main Street Restaurant Group Inc. Announces 2005 Third Quarter Results

     PHOENIX--(BUSINESS WIRE)--Nov. 3, 2005--Main Street Restaurant Group Inc. (NASDAQ: MAIN), the world's largest franchisee of T.G.I. Friday's restaurants, the owner and operator of the Bamboo Club - Asian Bistro, the Redfish Seafood Grill and Bar restaurant concepts and operator of one Alice Cooper'stown restaurant, today announced its operating results for the third quarter ended Sept. 26, 2005.
     For the quarter, the company generated revenues of $59.1 million, a 7.8% increase compared with the year-ago quarter. The sales gain was primarily due to a company-wide same-store sales increase of 8.1%, the majority of which resulted from higher customer traffic. In the third quarter of last year, company-wide same store sales grew 1.1%.
     For the third quarter, the company reported a net loss of $(236,000), or $0.01 per fully diluted share, compared with net income of $117,000 (as restated), or $0.01 per fully diluted share in the same quarter last year.
     The company's operating cash flow, known as EBITDA, was $3.2 million for the three months ended Sept. 26, 2005, compared with $3.5 million in the third quarter last year. The computation of quarterly and year-to-date EBITDA can be found in Appendix A, attached to this press release.
     For the nine months ended Sept. 26, 2005, revenues were $182.2 million, an increase of 6.9% over revenues of $170.5 million for the same period last year. Same store sales increased 8.5%. Fully diluted earnings for the nine-month period were $0.16 per share on a higher share count versus $0.14 for the comparable period in 2004. EBITDA for the first nine months of 2005 was $13.3 million, a 10.8% increase over the $12.0 million from the comparable period of 2004.
     Bill Shrader, president and chief executive officer, stated, "Utilizing the regularly scheduled T.G.I. Friday's value-based promotions we were able to deliver robust same-store sales growth during the quarter. In fact, each of our three key brands was in positive same-store sales territory. The bulk of our comparable gains reflect increased guest counts, not price increases and we were pleased to have delivered a terrific experience to an increasing number of guests. The value promotion strategy incorporates lower retail prices to drive customer traffic. This means that cost of goods is significantly affected and it also placed an extreme amount of pressure on our labor model. Both of these categories were impacted significantly during the third quarter, but the impact of this strategy should position us very well going into the fourth quarter."
     The company discloses pro forma or non-GAAP measures of net income and earnings per share. The company believes that this pro forma information provides greater comparability regarding its ongoing operating performance. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States ("U.S. GAAP"), such as net income and earnings per share. These pro forma measures are unlikely to be comparable to pro forma information provided by other companies. In accordance with SEC regulations, reconciliation of the company's U.S. GAAP information to the pro forma information is provided in the table attached.

     Recent Developments

     During the third quarter, the company opened its newest T.G.I. Friday's located in Surprise, Ariz. The company intends to open its second T.G.I. Friday's this year in Happy Valley, Ariz., a suburb of Phoenix, and possibly a third location in a Las Vegas hotel and casino. Our location in Rancho Cucamonga, Calif., is now scheduled to open in early 2006.
     On Oct. 31, 2005, the company consummated a $45 million credit facility consisting of a $25 million term loan and a $20 million revolving line of credit. Under the terms of the credit facility, proceeds from the $25 million term loan plus approximately $5.5 million of the company's cash were used to repay existing debt, reducing the company's overall debt level to just under $40 million. The $20 million revolving line of credit will provide future flexibility for its new restaurant development and T.G.I. Friday's remodel initiatives. The company will record a charge of $1.9 million in the fourth quarter for prepayment penalties on the debt refinanced, the write-off of prior deferred financing costs, and the negative value of debt-related interest rate swaps.
     Michael Garnreiter, chief financial officer, said, "We are very excited about our debt refinancing. The combination of the April 2005 equity infusion, along with our debt facility, has significantly strengthened our balance sheet, and provides us with greater flexibility, lower debt and a lower interest cost. This added flexibility will allow us to be more aggressive with our T.G.I. Friday's new restaurant development and remodel program. Overall, we're pleased and believe that financially and operationally we are performing to expectations and positioning our shareholders for long-term gains."

     Guidance

     Based on the company's current outlook, same-store sales are expected to increase between 2% and 3% for the fourth quarter. EBITDA for the full year 2005 is still expected to come within the range of $16.5 million to $17.5 million.

     Earnings Conference Call

     As a reminder, our earnings conference call is scheduled for today, Thursday, Nov. 3, 2005, at 5 p.m. ET. The toll-free dial-in number is 800-510-0178 (or 617-614-3450 for international calls), and the participant pass code is 73996630. As previously announced, that conference call may include forward-looking information. You can visit our Web site at http://www.mainandmain.com for a replay.

     Appendix A and Three Tables to Follow

     Main Street Restaurant Group Inc. is the world's largest franchisee of T.G.I. Friday's restaurants, operating 54 T.G.I. Friday's, 11 Bamboo Club - Asian Bistros, four Redfish Seafood Grill and Bar and one Alice Cooper'stown restaurants.

     This press release contains forward-looking statements regarding the company's business strategies, business outlook, anticipated new store openings, customer traffic, capital needs, financial position, operating cash flow, same-store sales, EBITDA, and revenue and earnings expectations. These forward-looking statements are based primarily on the company's expectations and are subject to a number of risks and uncertainties, some of which are beyond the company's control. Actual results could differ materially from the forward-looking statements as a result of numerous factors, including those set forth in the company's Form 10-K and 10-Q Reports as filed with the Securities and Exchange Commission.

     Appendix A

     I. Computation of Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) (dollars in millions):


                                       Quarter ended   Quarter ended
                                       Sept. 27, 2004  Sept. 26, 2005

Net Income                                       $0.1            $(.2)

Add-Income taxes                                  0.1             (.1)

       -Interest expense                          1.0             0.9

       -Depreciation & Amort.                     2.3             2.5

       -Gain/loss on sale of assets                --              .1

                                      ================================
EBITDA                                           $3.5            $3.2
                                      ================================



                                      YTD nine months YTD nine months
                                      ended Sept. 27, ended  Sept. 26,
                                            2004            2005

Net Income                                       $2.1            $2.8

Add-Income taxes                                  0.1              --

       -Interest expense                          2.8             2.8

       -Depreciation & Amort.                     6.9             7.3

       -Gain/loss on sale of assets                .1             0.4

                                      ================================
EBITDA                                          $12.0           $13.3
                                      ================================


     II. Quarterly supplemental brand-level data:

     Restaurant level operating profit (ROP) includes all restaurant-specific revenues and direct costs of operations, including royalties and marketing costs paid to Carlson Restaurants Worldwide on behalf of the T.G.I. Friday's brand. Restaurant level EBITDA represents restaurant level cash flow, adding depreciation and amortization to ROP:


T.G.I. Friday's Brand
---------------------
                              Third Quarter         Year to Date
                              =============         ============
                             2004      2005       2004        2005
                             ====      ====       ====        ====
Average per T.G.I. Friday's
 Location:

          SALES                                   $2.7        $2.9
                           $866,000  $946,000    million     million

           ROP              $72,000   $78,000    $233,000    $287,000

          EBITDA           $103,000  $110,000    $323,000    $381,000
                           --------- --------- ----------- -----------
Average number of
 restaurants                   53.0      53.3        53.0        53.1
                           ========= ========= =========== ===========



Bamboo Brand (dollars in millions);
-----------------------------------
                              Third Quarter         Year to Date
                              =============         ============
                           Sales   ROP  EBITDA  Sales   ROP    EBITDA
                           =====   ===  ======  =====   ===    ======
Underperforming              $--    $--    $--    $.3    $(.4)   $(.3)

Opened less than two years    .7    (.4)   (.3)   2.0    (1.2)    (.9)

Opened over two years        5.4    (.3)    .1   17.5     (.6)     .7
                             ---    ----    --   ----     ----     --
Brand Totals                $6.1   $(.7)  $(.2) $19.8   $(2.0)   $(.5)
                            ====   =====  ===== =====   ======   =====


     During the third quarter, "opened less than two years" included two restaurants and "opened over two years" included nine restaurants.


          MAIN STREET RESTAURANT GROUP INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
           (In Thousands, Except Par Value and Share Data)

                                                  Sept. 26,  Dec. 27,
                                                    2005       2004
                                                 ----------- ---------
                                                 (unaudited)
ASSETS
Current assets:
     Cash and cash equivalents                      $15,864    $5,593
     Accounts receivable, net                           755     1,208
     Inventories                                      2,694     2,758
     Prepaid expenses                                   704       477
                                                 ----------- ---------
          Total current assets                       20,017    10,036
Property and equipment, net                          63,458    66,444
Other assets, net                                     1,670     1,804
Notes receivable, net                                   502     1,212
Goodwill                                             21,255    21,255
Franchise fees, net                                   1,768     1,815
Purchased franchise territories, net                    582       606
                                                 ----------- ---------
          Total assets                             $109,252  $103,172
                                                 =========== =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of long-term debt               $3,931    $3,851
     Accounts payable                                 4,813     6,626
     Other accrued liabilities                       21,619    19,260
                                                 ----------- ---------
          Total current liabilities                  30,363    29,737
Long-term debt, net of current portion               39,214    42,232
Other liabilities and deferred credits                1,657     1,918
                                                 ----------- ---------
          Total liabilities                          71,234    73,887
                                                 ----------- ---------

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.001 par value, 2,000,000
    shares authorized; no shares issued and
    outstanding in 2005 and 2004                         --        --
  Common stock, $.001 par value, 25,000,000
   shares authorized; 17,085,260 and 14,642,000
   shares issued and outstanding in 2005 and
   2004, respectively                                    17        15
Additional paid-in capital                           60,299    54,927
Accumulated deficit                                 (21,038)  (23,812)
Unearned compensation-restricted stock                  (83)        -
Accumulated other comprehensive loss                 (1,177)   (1,845)
                                                 ----------- ---------
          Total stockholders' equity                 38,018    29,285
                                                 ----------- ---------
                Total liabilities and
                 stockholders' equity              $109,252  $103,172
                                                 =========== =========



          MAIN STREET RESTAURANT GROUP INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In Thousands, Except Per Share Amounts)

                                                  Three Months Ended
                                                 ---------------------
                                                      (unaudited)
                                                 Sept. 26,  Sept. 27,
                                                   2005       2004
                                                 ---------- ----------
                                                               (as
                                                             restated)

Revenue                                            $59,120    $54,845
                                                 ---------- ----------

Restaurant operating expenses
     Cost of sales                                  15,632     14,197
     Payroll and benefits                           18,529     16,862
     Depreciation and amortization                   2,276      2,176
     Loss on Sale of Assets                            100         21
     Other operating expenses                       19,041     17,763
                                                 ---------- ----------
          Total restaurant operating expenses       55,578     51,019
                                                 ---------- ----------


     Depreciation and amortization of intangible
      assets                                           241        189
     (Gain) Loss on Sale of Assets                      20          -
     General and administrative expenses             2,549      2,249
     Preopening expenses                               151        195
     New manager training expenses                       6         41
                                                 ---------- ----------

Operating income                                       575      1,152

     Interest expense and other, net                   921        973
                                                 ---------- ----------

Net income (loss) before income tax                   (346)       179

    Income tax expense (benefit)                      (110)        62
                                                 ---------- ----------


    Net income (loss)                                $(236)      $117
                                                 ========== ==========


Basic earnings per share                            $(0.01)     $0.01
                                                 ========== ==========

Diluted earnings per share                          $(0.01)     $0.01
                                                 ========== ==========


Weighted average number of shares outstanding
       -- Basic                                     17,039     14,642
                                                 ========== ==========

Weighted average number of shares outstanding
       -- Diluted                                   17,039     14,643
                                                 ========== ==========



          MAIN STREET RESTAURANT GROUP INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In Thousands, Except Per Share Amounts)

                                                   Nine Months Ended
                                                  --------------------
                                                      (unaudited)
                                                  Sept. 26, Sept. 27,
                                                    2005      2004
                                                  --------- ----------
                                                               (as
                                                             restated)

Revenue                                           $182,222   $170,533
                                                  --------- ----------

Restaurant operating expenses
     Cost of sales                                  48,070     44,745
     Payroll and benefits                           55,850     52,920
     Depreciation and amortization                   6,617      6,439
     Loss on disposal of assets                        432        121
     Other operating expenses                       57,429     53,668
                                                  --------- ----------
          Total restaurant operating expenses      168,398    157,893
                                                  --------- ----------


     Depreciation and amortization of intangible
      assets                                           693        538
     (Gain) loss on disposal of assets                  (3)         -
     General and administrative expenses             7,401      6,917
     Preopening expenses                               182        218
     New manager training expenses                      17         41
                                                  --------- ----------

Operating income                                     5,534      4,926

     Interest expense and other, net                 2,759      2,747
                                                  --------- ----------

Net income before income tax                         2,775      2,179

    Income tax expense                                   -        112
                                                  --------- ----------



         Net income                                 $2,775     $2,067
                                                  ========= ==========


Basic earnings per share                             $0.17      $0.14
                                                  ========= ==========

Diluted earnings per share                           $0.16      $0.14
                                                  ========= ==========

Weighted average number of shares outstanding
       -- Basic                                     15,962     14,642
                                                  ========= ==========

Weighted average number of shares outstanding
       -- Diluted                                   17,243     14,687
                                                  ========= ==========


     CONTACT: Main Street Restaurant Group Inc.
              Michael Garnreiter, 602-852-9000
              Michaelg@mstreetinc.com